SUBJECT TO FRE 408                                                    EXHIBIT 10
SETTLEMENT CONFIDENTIAL

                              SETTLEMENT AGREEMENT

This Settlement Agreement is made as of the Effective Date by Defendant
Honeywell International Inc. and Defendants and cross-claimants W.R. Grace & Co.
(k/n/a W.R. Grace & Co. -Conn.) and ECARG, Inc. to settle any and all claims of the parties against each other in litigation styled ICO et al. v. Honeywell
International Inc. et al., Civ. No. 95-2097 (DMC) (D.N.J) as well as all associated appeals and related litigation, including Hackensack Riverkeeper,
Inc. et al. v. Honeywell International Inc. et al. Civ. No.00-1451 (DMC)
(D.N.J.), and ICO et al. v. Honeywell International Inc., Case Nos. 03-2760,
03-3037, and 03-3585, United States Court of Appeals for the Third Circuit.

                                  DEFINED TERMS

         For the purposes of this Settlement Agreement, the following terms shall have the following meanings:

         ADJACENT PROPERTIES shall mean those properties that now comprise the
         New Jersey Department of Environmental Protection's Study Area 5 and
         Study Area 6 as well as Block 1290.A, Lot 14D, currently known as the
         Roned property and designated as the Site 120 portion of Study Area 7 by the New Jersey Department of Environmental Protection.

         GRACE BANKRUPTCY ACTION means the matter entitled In re: W.R. Grace &
         Co. et al., Debtors, Chapter 11, Case No. 01-1139 (JKF) (Jointly
         Administered), United States Bankruptcy Court for the District of
         Delaware.

         CLAIMS shall mean all claims, cross-claims, counterclaims, third party claims, demands, rights, suits, actions, disputes, judicial, administrative, or other

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SETTLEMENT CONFIDENTIAL

         proceedings, or causes of action (whether known or unknown) whether asserted or unasserted, whether liquidated or unliquidated, whether actual or alleged, whether past, present or future, whether suspected or unsuspected, whether arising in common law or in statute, whether at law or equity, whether based on contract, tort, strict liability, trespass, nuisance, or otherwise, or whether involving actual and alleged property damage, loss of use of property, diminution in the value of property, personal injury or other financial or economic harm, damage to natural resources, or any other form of injury, liability or loss) seeking declaratory relief, compensatory damages, punitive damages, statutory damages, injunctive relief, compliance costs, costs to investigate, remove, study, contain, mitigate, detoxify, neutralize, remediate, clean-up, monitor or otherwise respond to environmental contamination or the effects of environmental contamination, fines or penalties, contribution, indemnity, subrogation, offset, medical or environmental monitoring, attorneys' fees, expert or consultant costs, litigation costs, liens, or any other form of damages, costs, expenses, or relief whatsoever.

         DISTRICT COURT shall mean the United States District Court for the
         District of New Jersey.

         EFFECTIVE DATE shall mean the earliest date on which (a) this
         Settlement Agreement has been executed by all parties and (b) this
         Settlement Agreement has been approved in the Grace Bankruptcy Action.

         GRACE ENTITIES shall mean collectively W.R. Grace & Co. (k/n/a W.R.
         Grace & Co. - Conn.) and ECARG, Inc., their present and former parents, subsidiaries,

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SETTLEMENT CONFIDENTIAL

         divisions, affiliates, stockholders, officers, directors, employees, agents, legal representatives, predecessors, successors and assigns.

         HONEYWELL shall mean Honeywell International Inc. (f/n/a AlliedSignal
         Inc.)

         HONEYWELL ENTITIES shall mean Honeywell International Inc. and its present and former subsidiaries, divisions, affiliates, stockholders, officers, directors, employees, agents, legal representatives, predecessors, successors and assigns.

         ICO shall mean Interfaith Community Organization and the individual plaintiffs in the ICO Litigation, collectively.

         ICO LITIGATION shall mean collectively and/or individually: (i) ICO et
         al. v. Honeywell International Inc. et al., Civ. No. 95-2097 (DMC)
         (D.N.J) as well as all orders, opinions, and judgments entered therein.

         RIVERKEEPER LITIGATION shall mean Hackensack Riverkeeper, Inc. al. v.
         Honeywell International Inc. et al., Civ. No. 00-1451 (DMC) (D.N.J.) as
         well as all orders, opinion, and judgments entered therein.

         ICO APPEAL shall mean any and all appeals taken or to be taken in the
         ICO Litigation including, but not limited to Honeywell's appeals to the
         United States Court of Appeals for the Third Circuit styled ICO, et al.
         v. Honeywell International Inc. et al, Case Nos. 03-2760, 03-3037, and
         03-3585.

         RIVERKEEPER APPEAL shall mean any and all appeals to be taken in the
         Riverkeeper Litigation.

         RIVERKEEPER shall mean Hackensack Riverkeeper, Inc. and William
         Shaheen.

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SETTLEMENT CONFIDENTIAL

         LICENSE AGREEMENT shall mean that Agreement titled "License Agreement"
         made on June 1, 1997 by and between ECARG, Inc. and AlliedSignal Inc.
         and pertaining to the Property.

         PARTY shall mean each of W.R. Grace & Co. (k/n/a W.R. Grace & Co. -
         Conn.), ECARG, Inc., Grace Entities, Honeywell, and Honeywell Entities.

         PARTIES shall mean W.R. Grace & Co. (k/n/a W.R. Grace & Co. - Conn.),
         ECARG, Inc., Grace Entities, Honeywell, and Honeywell Entities,
         collectively.

         PROPERTY shall mean that property located in the City of Jersey City,
         New Jersey known as Block 1290.A, lots 14H and 14J on the Tax Map of the City of Jersey City and also known as New Jersey Department of
         Environmental Protection Study Area 7, Sites 115 and 157.

         SETTLEMENT AMOUNT shall mean Sixty-Two Million Five Hundred Thousand
         ($62,500,000) Dollars.

         SETTLED CLAIMS shall mean all Claims that the Parties had, have, or hereinafter may have against each other relating to the Property,
         Adjacent Properties, or environmental conditions or contamination located at, emanating or originating from, or existing in, on, or under the Property or Adjacent Properties. Without limiting the foregoing,
         Settled Claims shall specifically include:

                 (a) All claims that the Parties asserted or could have asserted against each other in the ICO Litigation, the Riverkeeper
                 Litigation, the ICO Appeal and/or the Riverkeeper Appeal; and

                 (b) All claims regarding the environmental contamination of the
                 Hackensack River (including Newark Bay) or groundwater to the extent

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SETTLEMENT CONFIDENTIAL

                 that such claims relate to or arise from environmental
                 conditions or contamination located at, emanating or
                 originating from or existing in, on or under the Property or
                 Adjacent Properties, or activities at the Property or Adjacent
                 Properties.

         Settled Claims shall not include claims by any Party to enforce this
         Agreement.

         THIRD CIRCUIT shall mean the United States Court of Appeal for the
         Third Circuit.

         THIRD PARTY shall mean any individual, corporation, partnership, association, trust, government, government agency or other private or public instrumentality, entity or organization of any kind other than the Parties.

                                    RECITALS

         WHEREAS, ECARG, Inc. is the current owner of the Property;

         WHEREAS, in May 1995 ICO commenced the ICO Litigation, alleging, inter alia, that under RCRA ss.7002 the Property may present an imminent and substantial endangerment to human health and the environment;

         WHEREAS in June 1997 ECARG, Inc. and AlliedSignal Inc. entered into the
License Agreement;

         WHEREAS, in 2000 Riverkeeper commenced the Riverkeeper Litigation, alleging, inter alia, that under RCRA ss.7002 the Property may present an imminent and substantial endangerment to human health and the environment:

         WHEREAS, the Riverkeeper Litigation was consolidated with the ICO et
al. v. Honeywell International Inc. et al and proceedings in the Riverkeeper
Litigation were stayed before judgment by the District Court;

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         WHEREAS, in the ICO Litigation, W.R. Grace & Co. (k/n/a W.R. Grace &
Co. - Conn.) and ECARG, Inc. brought cross-claims against Honeywell for, inter alia, (i) injunctive relief under RCRA ss.7002, (ii) response costs under the
Comprehensive Environmental Response, Compensation, and Liability Act (CERCLA),
42 U.S.C. ss.9601 et seq. and the New Jersey Spill Act, N.J.S.A.
58:10-23.11.f.2; (iii) damages under common law strict liability; and (iv)
breach of the License Agreement;

         WHEREAS, after a bench trial, the District Court issued an Amended
Opinion in the ICO Litigation on May 21, 2003 and entered a Final Judgment on
June 30, 2003;

         WHEREAS, the District Court's Amended Opinion of May 21, 2003 and the
June 30, 2003 Final Judgment required Honeywell, inter alia, to:

         (a) excavate, remove, treat, and dispose off-site all chromium ore processing residue and soils and other materials (collectively "COPR
         Materials") at the Property containing greater than 240 parts per million ("ppm") hexavalent chromium;

         (b) promptly and completely replace all removed COPR Materials that are excavated and removed with clean fill;

         (c) in connection with the excavation and replacement of all COPR
         Materials containing greater than 240 ppm hexavalent chromium, promptly implement such hydraulic controls in the vicinity of the eastern border of the Property as may be necessary to prevent recontamination of the
         Property by groundwater flow from the area known as Study Area 5;

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SETTLEMENT CONFIDENTIAL

         (d) remedy all chromium contaminated sediments in the Hackensack River in the vicinity of the Property containing total chromium at levels at or exceeding 370 ppm; and

         (e) test and fully delineate the extent of chromium contamination in deep groundwater at the Property;

         (f) pay ECARG, Inc.'s attorneys' fees, costs, and expenses with respect to the prosecution of the ECARG, Inc.'s RCRA claim against Honeywell;

         (g) pay damages to ECARG, Inc.for lost rents through April 30, 2003, demolition costs for an abandoned retail building; real estate taxes;
         response costs and prejudgment interest totaling $8,213,818.97 and further held that ECARG, Inc. could recover future lost rents, property taxes and response costs;

         WHEREAS, Honeywell appealed the District Court's May 21, 2003 Amended
Opinion and June 30, 2003 Final Judgment to the Third Circuit, i.e. the ICO
Appeal;

         WHEREAS, on August 26, 2004 the District Court issued an order directing Honeywell to pay ECARG, Inc. $7, 377,583.27 in litigation costs, including attorneys' fees and expert costs incurred through May 30, 2003 and on
August 30, 2004 the District Court issued an Order permitting ECARG, Inc. to petition the Court for the recovery of additional, subsequently incurred legal fees and Honeywell intends to appeal both the August 26, 2004 Order and the
August 30, 2004 Order, and

         WHEREAS, the parties to this Settlement Agreement now desire to resolve fully and finally, and without admission of liability or fault, the ICO
Litigation, the Riverkeeper Litigation, the ICO Appeal, and the Riverkeeper
Appeal as well as all claims between

SUBJECT TO FRE 408                                                    EXHIBIT 10
SETTLEMENT CONFIDENTIAL

them related to the Property and Adjacent Properties as set forth more fully in this Settlement Agreement;

         NOW THEREFORE, for good and valuable consideration, the Parties to this
Settlement Agreement agree as follows:

                         I. HONEYWELL SETTLEMENT PAYMENT

1.1 DATE FOR PAYMENT. Honeywell shall pay the Grace Entities the Settlement
Amount within five (5) business days of the Effective Date of this Settlement
Agreement.

1.2 PAYMENT INSTRUCTIONS Within three (3) business days after the Effective
Date, the Grace Entities shall provide Honeywell with written notice of payment instructions, including account information and signed authorization from a responsible officer of each of the Grace Entities directing the account or accounts to which payment is to be made.

                              I1. PROPERTY TRANSFER

2.1 CONVEYANCE OF THE PROPERTY Within five (5) business days after the Effective
Date of this Agreement, the Grace Entities shall cause clear and marketable title to the Property to be conveyed to Honeywell in consideration of
Honeywell's payment of the Settlement Amount. The transfer of title to the
Property shall be consummated at a place which is mutually agreeable to the
Grace Entities and Honeywell or, if no such place can be agreed upon, at the offices of Carella, Byrne, Bain, Gilfillan, Cecchi, Stewart & Olstein, 5 Becker
Farm Road, Roseland, New Jersey 07068. The transfer of title shall occur on a date designated by the Grace Entities, but in no event later than five (5)
business days after the Effective Date of this Settlement Agreement. Honeywell shall make payment of the Settlement Amount pursuant to the payment instructions provided pursuant to Section

SUBJECT TO FRE 408                                                    EXHIBIT 10
SETTLEMENT CONFIDENTIAL

1.2 no later than the close of banking business on the date of transfer of title under this Section 2.1.

2.2 TITLE TRANSFER. The Grace Entities shall be responsible for the cost of (i)
preparation of the Deed; (ii) preparation of such instruments as are appropriate to present clear and marketable title insurable as such by a title insurance company licensed to do business in New Jersey (the "Title Insurer"), free and clear of all liens, mortgages, encumbrances (except utility easements and encroachments), contracts, leases, and tenancies; (iii) the transfer taxes and
"Mansion Tax" (pursuant to P.L. 2004, Chapter 66) on the Deed; and (iv) their own attorneys' fees in connection with the transfer of title to the Property to
Honeywell. Honeywell shall be responsible for the cost of recording the Deed, the cost of any survey, if required, and the costs of its own counsel. All other costs of Closing not expressly enumerated herein shall be divided evenly between the Grace Entities and Honeywell.

2.3 PRORATED REAL ESTATE TAXES. Real estate taxes pertaining to the Property are to be adjusted and prorated to the date of transfer of title.

2.4 DELIVERIES AT TRANSFER OF TITLE At the time of transfer of title, the Grace
Entities shall deliver to Honeywell:

         (a) a bargain and sale deed for the Property with covenants against grantor's acts, duly executed and in form for recording. Honeywell agrees to accept the description of Lots 14H and 14J set forth in the deeds dated June 1, 1981 (as to Lot 14J) and July 1, 1981 (as to Lot
         14H). The consideration in the deed shall be $1,100,000.

         (b) the following affidavits/certifications required to be filed with the deed:

SUBJECT TO FRE 408                                                    EXHIBIT 10
SETTLEMENT CONFIDENTIAL

              (i) GIT/REP-3 (7/04) - Seller's Residency Certification/Exemption;

              (ii) RTF-1 (Rev. 8/2004) - Affidavit of Consideration; and

              (iii) RTF-1EE (Rev. 8/2004) - "Mansion Tax" Affidavit of
              Consideration;

         (c) an affidavit stating that (i) the owner of the Property is not a
         "foreign person" as defined in Section 1445(f) of the Internal Revenue
         Code of 1986, as amended, (ii) setting forth the owner of the
         Property's taxpayer identification numbers; (iii) stating that the owner of the Property intends to file U.S. income tax returns with respect to the conveyance of the Property; and (iv) granting Honeywell permission to furnish a copy of such affidavit to the Internal Revenue
         Service; and

         (d) a standard New Jersey title affidavit, and evidence of the authority of the persons executing the deed and title affidavit, both in form reasonably acceptable to the Title Insurer, and any other documents customarily delivered in connection with the conveyance of real estate in northern New Jersey.

2.5 RECORDING THE DEED. Honeywell shall record the Deed for the Property within two (2) business days of its delivery to Honeywell. Honeywell shall provide the
Grace Entities with written notice of the recording.

                  III. DISMISSAL AND TERMINATION OF LITIGATION

3.1 DISTRICT COURT DISMISSAL: Within seven (7) business days after the Effective
Date, the Parties, at their own expense, shall jointly file in the District
Court an application for dismissal with prejudice of all claims that the Parties have asserted against each other in the ICO Litigation and the Riverkeeper
Litigation. The joint application shall inform the District Court that the
Parties have settled all such claims and, if requested by the Court,

                                       10

the Parties shall inform the Court of the terms of the settlement. The joint application shall request that the order of dismissal provide that the District
Court shall retain jurisdiction for purposes of the enforcement of this
Settlement Agreement and the order of dismissal. The Parties, each at their own expense, shall cooperate to undertake any additional filings, appearances, or other actions necessary to secure such dismissal, with prejudice, from the
District Court.

3.2 THIRD CIRCUIT ACTIONS: Within seven (7) business days after the Effective
Date and each at their own expense, the Parties shall jointly advise the Third
Circuit in writing of the settlement between the Parties and the application for dismissal with prejudice of claims by the Parties against each other in the ICO
Litigation. Simultaneously, at their own expense, the Grace Entities shall submit a letter to the Third Circuit withdrawing their appearance in the ICO
Appeal and withdrawing their brief and all other filings made by the Grace
Entities in the Third Circuit. At the same time, at its own expense, Honeywell shall inform the Third Circuit that it does not intend to pursue its appeal of those portions of the District Court's Amended Opinion and Final Judgment which relate solely to claims by the Grace Entities. (Honeywell shall be free to continue to pursue its appeal of those portions of the District Court's Amended
Opinion and Final Judgment which relate to ICO's claims against Honeywell, including, without limitation, its appeal of ICO's RCRA claims and of the
District Court's injunctive relief awarded in whole or in part on the basis of
ICO's claims).

3.3 WITHDRAWAL FROM THE LITIGATION. Except as necessary to withdraw from the ICO
Appeal before the Third Circuit pursuant to Paragraph 3.2 and to secure a dismissal with prejudice of all claims the Parties have against each other in the District Court pursuant to

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SETTLEMENT CONFIDENTIAL

Section 3.1, the Grace Entities shall not further appear in the ICO Litigation, including Special Master proceedings, absent a valid subpoena from a court of competent jurisdiction. The Grace Entities agree to waive any claim of conflict of interest with respect to Dr. Kirk Brown serving as a consulting expert for
Honeywell (if he so chooses) but not as a testifying expert, in the ICO
Litigation, the Riverkeeper Litigation, the ICO Appeal, and/or the Riverkeeper
Appeal. The Grace Entities do not waive any work product or privilege claims with respect to Dr. Brown's work for the Grace Entities.

3.4 NO PARTICIPATION IN FUTURE LITIGATION: Except for legal proceedings under
Sections 3.1 and 3.2 of this Settlement Agreement and except for legal proceedings to enforce this Settlement Agreement, or in the event that Honeywell fails or refuses to indemnify and/or defend the Grace Entities pursuant to
Section VI below, the Grace Entities shall not initiate, prosecute, or participate in additional legal proceedings against Honeywell with respect to
(i) the Property, (ii)Adjacent Properties or (iii) environmental conditions or contamination located at, emanating or originating from or existing in, on, or under the Property or Adjacent Properties, including, but not limited to environmental conditions or contamination in the Hackensack River (and Newark
Bay) or in groundwater to the extent that such conditions arise from or relate to conditions or activities on the Property or Adjacent Properties.

                                  IV. SITE 157

4.1 HONEYWELL RESPONSIBILITY. Honeywell agrees to assume full responsibility for the petroleum remediation relating to the underground storage tanks formerly located at Site 157. Honeywell further agrees to take all steps necessary to substitute itself for the Grace Entities as the responsible party for the underground storage tank petroleum

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SETTLEMENT CONFIDENTIAL

remediation at Site 157 before the New Jersey Department of Environmental
Protection ("DEP"). Honeywell shall provide written documentation evidencing the accomplishment of the foregoing, including but not limited to the DEP's agreement to same. Within twenty (20) business days after the Effective Date, the Grace Entities agree to provide Honeywell with all non-privileged documents in their possession regarding the petroleum remediation relating to the underground storage tanks formerly located at Site 157.

                              V. RELEASE OF CLAIMS

5.1 MUTUAL RELEASE. Upon payment of the Settlement Amount the Parties mutually release, remise, and forever discharge each other from all Settled Claims.

5.2 No Release of Settlement Obligations. This mutual release shall not release or in any way affect the Parties' obligations to each other under this
Settlement Agreement.

                               VI. INDEMNIFICATION

6.1 INDEMNIFICATION: Honeywell shall indemnify, defend, and hold harmless the
Grace Entities from any and all Claims by any Third Party to the extent that such Claims by any Third Party arise from or relate to the Property, Adjacent
Properties, or environmental conditions or contamination located at, emanating or originating from or existing in, on, or under the Property, or Adjacent
Properties, including, but not limited to environmental conditions or contamination of the Hackensack River (including Newark Bay) or groundwater to the extent that such conditions relate to or arise from the Property or Adjacent
Properties, and all claims which have been, could have been or are at any time asserted in the ICO Litigation, the Riverkeeper Litigation, the ICO Appeal
and/or the Riverkeeper Appeal.

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SETTLEMENT CONFIDENTIAL

6.2 NOTICE OF INDEMNIFICATION CLAIM. If any Claim by a Third Party arises for which the Grace Entities (or any of them) seek indemnification pursuant to this
Settlement Agreement, the Grace Entity seeking indemnification shall give reasonably prompt written notice to Honeywell of the assertion of Claim by a
Third Party or the commencement of any action by any Third Party upon the Grace
Entities' receipt of same, including a description in reasonable detail of such
Claim or action. The Grace Entities will provide Honeywell such additional information regarding a Claim, action or defense as Honeywell may reasonably request.

6.3 DEFENSE OF INDEMNIFIED CLAIMS. Upon receipt of notice of a Claim by a Third Party for which indemnification is sought, Honeywell shall have the right to assume and conduct the defense of such Claim at its own expense and with counsel selected by Honeywell and Honeywell shall have the right to settle such Claim on terms that Honeywell deems to be reasonable. The Grace Entities shall cooperate in the defense of any such Claim by a Third Party. The Grace
Entities shall furnish to Honeywell such records, information, and testimony, and attend such conferences, discovery proceedings, hearings, trials and appeals as may reasonably be requested by Honeywell in connection with the defense of the Claim by a Third Party. With respect to the preceding sentence, Honeywell shall reimburse the Grace Entities for all out-of-pocket expenses incurred in connection with the Grace Entities' cooperation as described above, which shall include but not be limited to the cost of outside counsel. The Grace Entities shall bear the costs for the labor and time of their employees and personnel.
Honeywell shall take reasonable steps to minimize the inconvenience or disruption the defense of any such Claim may present to conduct of the business of the Grace Entities. Further, the Grace Entities shall

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SETTLEMENT CONFIDENTIAL

have the right to participate in (but not to control), at their own expense, the defense of any Claim by a Third Party.

                         VII. PUBLIC STATEMENTS AND ACTS

7.1 PUBLIC STATEMENT Upon execution of this Agreement by all Parties, each Party may issue an initial written public statement in the form annexed hereto as
Exhibit A (Honeywell Statement) and Exhibit B (Grace Entities Statement).
Following the initial written public statement, the Grace Entities may make or issue public statements regarding the ICO Litigation, the ICO Appeal, the
Riverkeeper Litigation, the Riverkeeper Appeal, the settlement, this Settlement
Agreement, the Property or the Adjacent Properties only in the event that public statements are made or published by Honeywell or any Third Party which are critical of the Grace Entities' ownership of the Property or this Settlement
Agreement. The Grace Entities may at any time make and/or issue statements regarding the ICO Litigation, the ICO Appeal, the Riverkeeper Litigation, the
Riverkeeper Appeal, the settlement, this Settlement Agreement, the Property or the Adjacent Property to the extent that such statements are required as part of any government filings or filings in the Grace Bankruptcy Action. The term
"Public Statements" as used herein shall exclude: (1) any statements made by any party in court filings, testimony, or arguments in the ICO Litigation, the
Riverkeeper Litigation, the ICO Appeal, and the Riverkeeper Appeal, so long as such filings, testimony or arguments are not otherwise published; (2) any public statement made in connection with the enforcement of this Settlement Agreement;
and (3) any statement made in connection with the defense of a Claim by a Third
Party covered by Section VI of this Settlement Agreement.

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SETTLEMENT CONFIDENTIAL

7.2 REDEVELOPMENT. The Grace Entities agree to cease any efforts, public statements (other than those permitted under Section 7.1), or advocacy with respect to redevelopment of the Property or Adjacent Properties. The Grace
Entities further agree to withdraw from consideration any proposals, applications, studies, or other redevelopment- related documents submitted by the Grace Entities or their agents, representatives, or partners to any governmental agency, to the extent any such items exist.

                     VIII. GRACE BANKRUPTCY ACTION APPROVAL

8.1 BANKRUPTCY COURT APPROVAL. Performance of the rights and obligations of the
Parties under this Agreement shall be conditioned upon approval of this
Settlement Agreement in the Grace Bankruptcy Action. At their own expense, the
Grace Entities shall provide proper notice under the Bankruptcy Code for and shall seek prompt approval of the Court in the Grace Bankruptcy Action of this
Settlement Agreement and the conveyance of the Property as set forth herein. The
Grace Entities shall seek an approval which recites that the settlement and the conveyance of the Property pursuant to this Settlement Agreement have been made in good faith. At its sole discretion, Honeywell may waive one or more of the requirements of this Section 8.1.

                                   IX. NOTICE

9.1 NOTICE. All notice or other communications required or permitted under this
Agreement shall be in writing and shall be sent by (a) hand delivery; (b) first class mail; (c) facsimile; or (d) overnight mail by private courier. Notice shall be deemed delivered on the day on which it was received by the last recipient to which notice was addressed.
Notice shall be sent to the following:

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SETTLEMENT CONFIDENTIAL

If to the Grace Entities:

         David B. Siegel, Esq., General Counsel
         Senior Vice President and Chief Restructuring Officer
         W.R. Grace & Co.
         7500 Grace Drive
         Columbia, Maryland 21044

         W.R. Grace & Co. 7500 Grace Drive
         Columbis, Maryland  21044
         ATTN:  Corporate Secretary

         Akos Nagy
         Vice President - ECARG, Inc.
         W.R. Grace & Co.
         7500 Grace Drive
         Columbia, Maryland 21044

         Christopher H. Marraro, Esq.
         Wallace King, Marraro & Branson, PLLC
         1050 Thomas Jefferson Street, NW
         Washington, DC 20007

         John M. Agnello, Esq.
         Carella, Byrne, Bain, Gilfillan,
         Cecchi, Stewart & Olstein
         5 Becker Farm Road
         Roseland, New Jersey 07068

If to Honeywell:

         Thomas Byrne
         Honeywell International Inc.
         101 Columbia Road
         Morristown, New Jersey 07962
         (973) 455-2775 (telephone)
         (973) 455-5904 (facsimile)

         and

         John Morris
         Honeywell International Inc.
         101 Columbia Road
         Morristown, New Jersey 07962
         (973) 455-4003 (telephone)
         (973)-455-3082 (facsimile)

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SETTLEMENT CONFIDENTIAL

         and

         Thomas Milch
         Michael Daneker
         Arnold & Porter
         555 12th Street NW
         Washington, DC 20004
         (202) 942-5000 (telephone)
         (202) 942-5999 (facsimile)

Notwithstanding any other provision of this Agreement, any Party may unilaterally change those persons who should receive notice for that Party by sending written notice such change to the other Parties in accordance with this
Section.
                           X. MISCELLANEOUS PROVISIONS

10.1 TERMINATION OF THE LICENSE AGREEMENT. The Parties agree that the License
Agreement shall terminate and shall be null and void and of no further effect as of the transfer of title to the Property pursuant to Section II of this
Settlement Agreement.

10.2 NO ADMISSION OF LIABILITY Nothing in this Settlement Agreement shall be construed to be an admission of liability on the part of either Party.

10.3 SUCCESSORS AND ASSIGNS This Settlement Agreement shall be binding upon and shall inure to the benefit of the successors and assigns of each Party. No assignment or delegation of the obligations hereunder shall be made by any Party without the prior written consent of the other Parties.

10.4 NO THIRD PARTY BENEFICIARIES. The provisions of this Settlement Agreement are intended solely to resolve disputed claims among the Parties. This
Settlement Agreement does not and is not intended to create any rights or benefits for any Third Party. No Third

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Party shall have any legally enforceable rights or benefits under this
Settlement Agreement.

10.5 GOVERNING LAW. This Settlement Agreement shall be interpreted and enforced pursuant to the Laws of the State of New Jersey.

10.6 CHOICE OF FORUM. Any action pertaining to this Settlement Agreement shall be commenced and prosecuted in the United States District Court for the District
of New Jersey.

10.7 SURVIVAL. Each term, covenant, agreement, and condition set forth herein shall survive the transfer of title to the Property and the delivery of the Deed to Honeywell.

10.8 WAIVER. The waiver by any Party of a breach by any other Party of any provision of this Settlement Agreement shall not operate or be construed as a waiver of any subsequent breach. Any waiver by a Party of a breach shall be effective only if made in writing and duly executed by the Party alleged to have waived the breach.

10.9 EXECUTION IN COUNTERPARTS. This Settlement Agreement may be executed in any number of counterparts, and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute one agreement.

10.10 AUTHORITY TO ENTER INTO AN AGREEMENT. Each person signing this Settlement
Agreement represents and warrants that he or she is duly authorized to enter into this Settlement Agreement by the Party on whose behalf it is indicated that the person is signing.

10.11 VOLUNTARY EXECUTION. This Settlement Agreement is executed voluntarily by each of the Parties without duress or undue influence on the part, or on behalf of, any of them.

                                       19

SUBJECT TO FRE 408                                                    EXHIBIT 10
SETTLEMENT CONFIDENTIAL

10.12 JOINT DRAFTING. Each of the Parties participated in drafting this
Settlement Agreement after consulting with counsel, and each has read and fully reviewed each of the provisions of this Settlement Agreement and has relied on the advice and representation of competent legal counsel of its own choosing.
Therefore, the language of this Settlement Agreement shall not be presumptively construed in favor of or against any Party.

10.13 PARTIAL INVALIDITY. If any provision of this Settlement Agreement or any portion of this Settlement Agreement is declared null or void or unenforceable by any court having jurisdiction, such provision or such portion of a provision shall be considered separate and apart from the remainder of this Settlement
Agreement, which shall remain in full force and effect.

10.14 INTEGRATED AGREEMENT. The Parties agree that this Settlement Agreement represents the sole and exclusive agreement between the Parties with respect to all matters set forth herein and that all prior communications, representations, undertakings, and understandings with respect thereto are merged into and superseded by this Settlement Agreement. Any modification or amendment to this
Settlement Agreement shall be effective only if in writing and executed by each
Party affected by such modification or amendment.

10.15 SENSE AND CIRCUMSTANCE. All references made and all pronouns used herein shall be construed in the singular or plural and in such gender as the sense or circumstances require.

                                       20

SUBJECT TO FRE 408                                                    EXHIBIT 10
SETTLEMENT CONFIDENTIAL

10.16 PARAGRAPH HEADINGS The paragraph headings contained in this Settlement
Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Settlement Agreement.

10.17 ENFORCEMENT - ATTORNEYS' FEES. The prevailing Party in any action to enforce this Settlement Agreement or for breach of this Settlement Agreement shall be entitled to recover, in additional to any equitable or legal relief, its attorneys' fees and costs relating to such action.

IN WITNESS WHEREOF, the Parties have caused this Settlement Agreement to be executed on the date(s) indicated below.

ACCEPTED AND AGREED TO:

FOR:                                                FOR:
W.R. GRACE & CO.:                                   HONEYWELL
     (K/N/A W.R. GRACE & CO. -CONN.)                     INTERNATIONAL INC.:

----------------------------                        ----------------------------
Name:                                               Name:
Title:                                              Title:
Date:                                               Date:

FOR:
ECARG, INC.

-----------------------
Name:
Title:
Date:

                                       21

SUBJECT TO FRE 408                                                    EXHIBIT 10
SETTLEMENT CONFIDENTIAL

                                    EXHIBIT A

                             STATEMENT BY HONEYWELL

         Honeywell today announced that it has entered into an agreement to buy the property located at 441 Route 440 in Jersey City, New Jersey, from W. R.
Grace, a firm that is presently in bankruptcy. If approved by the bankruptcy court, the agreement will resolve the dispute between the company and W.R. Grace regarding environmental claims on the site. The agreement does not address claims by other parties.

                                       22

SUBJECT TO FRE 408                                                    EXHIBIT 10
SETTLEMENT CONFIDENTIAL

                                    EXHIBIT B

                           STATEMENT BY GRACE ENTITIES

         COLUMBIA, MARYLAND, SEPTEMBER _____, 2004 - W.R. Grace & Co. (NYSE:
GRA) announced today that, subject to Bankruptcy Court approval, it had settled its litigation with Honeywell International Inc. concerning contamination of
Grace owned property at Route 440 in Jersey City, New Jersey. Under the terms of the settlement, Grace will transfer the Route 440 property to Honeywell,
Honeywell will fully indemnify Grace and pay Grace $62.5 million.

     The Route 440 property, approximately 32 acres, was acquired by a Grace subsidiary in 1981. Unbeknownst to Grace at that time, the Route 440 property was contaminated with approximately 1.5 million tons of chromium waste from a chromium manufacturing facility (owned by a Honeywell predecessor) which had closed in 1954. Grace sued Honeywell in Federal Court in Newark, New Jersey for damages and for an injunction ordering Honeywell to remove the chrome waste and backfill with clean fill.

         In May 2003, a Federal Judge decided in favor of Grace. Honeywell has appealed this decision. The settlement will end Grace's involvement in any litigation related to the Route 440 property.

         Grace is a leading global supplier of catalysts and silica products, specialty construction chemicals, building materials, sealants and coatings.
With annual sales of approximately $2.0 billion, Grace has over 6,000 employees and operations in nearly 40 countries. For more information, visit Grace's Web site at www.grace.com.

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